Exhibit 10.31.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

THIRD AMENDMENT TO LEASE

(One North Central)

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of the 14th day of October, 2019, by and between AGP ONE NORTH CENTRAL OWNER LLC, a Delaware limited liability company (“Landlord”) and QUICKEN LOANS INC., a Michigan corporation (“Tenant”).

R E C I T A L S:

A.            Landlord and Tenant entered into that certain Office Lease dated as of June 5, 2017 (the “Original Lease”), as modified by (i) that certain Amendment to Lease dated as of March 14, 2018 by and between Landlord and Tenant (“First Amendment”), and (ii) that certain Second Amendment to Lease dated as of August 12, 2019 by and between Landlord and Tenant (“Second Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at One North Central Avenue, Phoenix, Arizona (the “Building”). The Original Lease, as modified by the First Amendment and the Second Amendment, may be referred to herein as the “Lease”.

B.            By this Third Amendment, Landlord and Tenant desire to modify the Lease to provide Tenant with the leasing of temporary space in the Building.

C.            Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1.             Temporary Space. Landlord shall lease to Tenant and Tenant shall lease from Landlord Suite 1100, consisting of the entirety of the eleventh (11th) floor of the Building and containing approximately 28,790 rentable square feet (“Temporary Space”) as shown in Exhibit A attached hereto.

2.             Temporary Space Term. The term of Tenant’s lease of the Temporary Space will commence on the date of this Third Amendment (“Temporary Space Commencement Date”) and continue until June 30, 2020 (“Temporary Space Expiration Date”). The period from the Temporary Space Commencement Date until the Temporary Space Expiration Date is referred to herein as the “Temporary Space Term”; thereafter, the Temporary Space Term shall automatically continue on a month-to-month basis until terminated by either party on at least thirty (30) days prior written notice to the other party.

3.             Tenant’s lease of the Temporary Space shall be subject to all of the terms, conditions and limitations set forth in the Lease regarding the Premises except as follows:

3.1.         Commencing as of October 1, 2019 and continuing thereafter throughout the Temporary Space Term, Tenant shall be obligated to pay [***] per month as Base Rent for the Temporary Space, the “Temporary Space Base Rent”). Tenant shall also pay for all electricity, telephone, internet service, cable television, and other telecommunications consumed by Tenant in the Temporary Space. Tenant shall not be obligated to pay for Tenant’s Share of Direct Expenses for the Temporary Space. All other obligations of Tenant contained in the Lease with respect to the Premises (including, without limitation, Tenant’s indemnification obligation pursuant to Section 10.1 of the Original Lease and Tenant’s obligation to obtain and maintain insurance in accordance with Article 10 of the Original Lease) shall be applicable with respect to the Temporary Space throughout the Temporary Space Term;

3.2.         Tenant agrees that Tenant shall accept the Temporary Space in its then “as-is” condition, and that Landlord will not be required to contribute any improvement allowance towards the Temporary Space. Neither party shall be required to construct any improvements in the Temporary Space. Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Temporary Space or its suitability for the conduct of Tenant’s business therein. Notwithstanding the foregoing, in the event that, the base, shell, and core (i) of the Temporary Space and (ii) of the floor of the Building on which the Temporary Space is located, including the base building electrical, mechanical and plumbing systems, (A) as of the date hereof, does not comply with applicable laws, including, without limitation, seismic, fire and life safety codes, and the ADA, in effect as of the Temporary Space Commencement Date, or (B) contains latent defects, then Landlord shall be responsible, at its sole cost and expense, which shall not be included in Operating Expenses (except as otherwise permitted in (and not excluded in) Section 4.2 of the Original Lease) for correcting any such noncompliance to the extent required by applicable laws, and/or correcting any such latent defects as soon as reasonably possible after receiving notice thereof from Tenant.

3.3.         Throughout the Temporary Space Term, Tenant shall be entitled to utilize fifty-eight (58) unreserved parking passes located in the “Building Complex Parking Area” (as defined in the Lease. Tenant’s use of the fifty-eight (58) unreserved parking passes will be subject to all other terms and conditions of the Lease, including payment of Landlord’s then prevailing rate;

3.4.         Tenant’s access rights to the Temporary Space shall be the same as are applicable to the Premises pursuant to Section 1.1 of the Original Lease. Tenant’s right to install the security system in the Premises pursuant to Section 6.6 of the Original Lease shall apply to the Temporary Space; and

3.5.         Tenant shall vacate and surrender the Temporary Space in the same condition as received, reasonable wear and tear excepted, on the date the Temporary Space Term is terminated. In the event that Tenant does not vacate and surrender the Temporary Space on or before the termination of the Temporary Space Term, the holdover provisions of Article 16 of the Original Lease shall apply. For clarity, during the period that the Temporary Space Term automatically extends month-to-month, the Temporary Space Base Rent will apply; once the Temporary Space Term has been terminated in accordance with this Lease, the holdover provisions of Article 16 of the Original Lease shall apply.

4.             Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Third Amendment other than Bedrock Management Services LLC and Friedman West Realty, LLC. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any person or entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Third Amendment.

5.             Defaults. The parties hereby represent and warrant to the other party that, as of the date of this Third Amendment, the other party is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that neither party knows of any events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

6.             No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

7.             Recitals. The recital clauses hereinabove set forth are hereby incorporated by reference as though set forth verbatim and at length herein.

8.             Execution. This Third Amendment may be executed in multiple counterparts, and via electronic or facsimile delivery, each of which shall constitute an original, but all of which shall constitute one document.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LANDLORD”	AGP ONE NORTH CENTRAL OWNER LLC
a Delaware limited liability company

	By:	Parallel Capital Partners LP,
a Delaware limited partnership
its authorized agent

		By	Parallel Capital Partners, Inc.
a California corporation

			By:	/s/ Jim Ingebritsen
			Name:	Jim Ingebritsen
			Title:	President

“TENANT”	QUICKEN LOANS, INC., a Michigan corporation

	By:	/s/ Jay Farner
		Name:	Jay Farner
		Title:	Chief Executive Officer

EXHIBIT “A”

Temporary Space

1